Exhibit 107

Calculation of Filing Fee Tables
S-3
Sterling Infrastructure, Inc.
Table 1: Newly Registered and Carry Forward Securities                     ⃣Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and 457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	Rule 456(b) and 457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	Rule 456(b) and 457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	Rule 456(b) and 457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	Rule 456(b) and 457(r)				0.0001381
Fees to be Paid	6	Other	Units	Rule 456(b) and 457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$0.00		$0.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$0.00

Offering Note

11-6. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this
#110687803v3

Exhibit 107

registration statement based on the fee payment rate in effect on the date of such fee payment. The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.
Table 2: Fee Offset Claims and Sources                              ☑ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses                               ☑ Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

#110687803v3